Exhibit 3.27

BCS/CD-700 (Rev. 01/09)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
DEC 0 2 2009	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

FILED

DEC 02 2009

Administrator
Bureau of Commercial Services

EFFECTIVE DATE:

Name	Delphi Corporation Attn: Sandra Poston		
Address	5725 Delphi Drive		
City	Troy	State: MI	Zip Code: 48098-2815

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies

D3533D

(Please read information and instructions on last page)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is: Delphi Global Real Estate Services, LLC

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is: ____________

ARTICLE IV

1. The street address of the location of the registered office is:
   30600 Telegraph Road, Suite 2345 (Street Address) Bingham Farms (City), Michigan 48025-5720 (ZIP Code)
2. The mailing address of the registered office if different than above:
   ____________ (Street Address or P.O. Box) ____________ (City), Michigan ____________ (ZIP Code)
3. The name of the resident agent at the registered office is: The Corporation Company

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this 1st day of December 2009

Delphi Properties Management, LLC

By [signature]
(Signature(s) of Organizer(s))

James P. Whitson, Chief Tax Officer
(Type or Print Name(s) of Organizer(s))

GOLD SEAL APPEARS ONLY ON ORIGINAL

$100.00 v3441 128393